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                                                                  EXHIBIT 23-(1)
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                         CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3) and the related Prospectus of Sonat Inc.
for the registration of $500,000,000 of debt securities and to the incorporation by reference therein of our report dated April 20, 1998, with respect to the restated consolidated financial statements of Sonat Inc., included in the Current Report on Form 8-K of Sonat Inc. dated April 23, 1998, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP

Birmingham, Alabama
August 27, 1998